Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

JAKKS PACIFIC, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	(1)	Other	0		$0.00	$0.00	0.0001381	$0.00
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(2)	Other	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share	(3)	Other	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Units	(4)	Other	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Warrants	(5)	Other	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Rights	(6)	Other	0		0.00	0.00	0.0001381	0.00
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(7)	457(o)				116,491,093.00	0.0001381	16,087.42
Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(8)	457(o)		$		$33,508,907.00		$4,627.58

Total Offering Amounts:								$150,000,000.00		20,715.00
Total Fees Previously Paid:										4,627.58
Total Fee Offsets:										13,743.04
Net Fee Due:										$2,344.38

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Offering Note(s)

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registrations statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registrations statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(3)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registrations statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(4)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registrations statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.
(5)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registrations statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(6)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registrations statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(7)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registrations statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(8)	Reflects the Company’s fees previously paid of $4,627.58 with initial filing of this registration statement on Form S-3 on October 29, 2025.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	JAKKS Pacific, Inc.	(1)	S-3	333-266009	07/01/2022		$2,344.38	Equity	Common Stock, par value $0.001 per share		$25,290,000.00	$
Fee Offset Claims	JAKKS Pacific, Inc.	(2)	S-3	333-267958	10/20/2022		11,398.66	Equity	Common Stock, par value $0.001 per share		124,710,000.00
Fee Offset Sources	JAKKS Pacific, Inc.		S-3	333-266009		07/01/2022							2,344.38
Fee Offset Sources	JAKKS Pacific, Inc.		S-3	333-267958		10/20/2022							11,398.66

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The registrant previously registered the offer, sale, and issuance of shares of Common Stock having an aggregate offering price of up to $25,290,000 pursuant to the Company’s registration statement on Form S-3 (File No. 333-266009) filed on July 1, 2022 (the “July 2022 Registration Statement”) with the Securities and Exchange Commission (“SEC”). In connection with the filing of the July 2022 Registration Statement, the registrant paid filing fees of $2,344.38. As of the date of this registration statement, no shares of Common Stock have been sold under the July 2022 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $2,344.38 has already been paid and remains unused with respect to securities that were previously registered pursuant to the July 2022 Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The registrant has terminated the offering that included the unsold securities under the July 2022 Registration Statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The registrant previously registered the offer, sale, and issuance of shares of Common Stock having an aggregate offering price of up to $150,000,000 pursuant to the Company’s registration statement on Form S-3 (File No. 333-267958) filed on October 10, 2022 (the “October 2022 Registration Statement”) with the Securities and Exchange Commission (“SEC”). In connection with the filing of the October 2022 Registration Statement, the registrant paid filing fees of $11,398.66. As of the date of this registration statement, no shares of Common Stock have been sold under the October 2022 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $11,398.66 has already been paid and remains unused with respect to securities that were previously registered pursuant to the October 2022 Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The registrant has terminated the offering that included the unsold securities under the October 2022 Registration Statement.